Exhibit 5

November 7, 2025

Entergy Corporation

639 Loyola Avenue

New Orleans, Louisiana 70113

Ladies and Gentlemen:

We have acted as counsel for Entergy Corporation (the “Company”) in connection with the Registration Statement on Form S-3, as amended (Registration Statement No. 333-289302) (the “Registration Statement”), relating to $600,000,000 in aggregate principal amount of the Company’s Junior Subordinated Debentures due June 15, 2056 (Series 2025A) (the “Series 2025A Junior Subordinated Debentures”) and $700,000,000 in aggregate principal amount of the Company’s Junior Subordinated Debentures due June 15, 2056 (Series 2025B) (the “Series 2025B Junior Subordinated Debentures” and, together with the Series 2025A Junior Subordinated Debentures, the “Junior Subordinated Debentures”). The Junior Subordinated Debentures have been issued pursuant to the Company’s Indenture (for Unsecured Subordinated Debt Securities), dated as of May 1, 2024, with The Bank of New York Mellon, as trustee (the “Trustee”) (the Indenture, as heretofore supplemented, including by the officer’s certificates establishing the terms of the Junior Subordinated Debentures, being hereinafter referred to as the “Indenture”).

In our capacity as such counsel, we have examined the Registration Statement and the Indenture which has been filed with the Securities and Exchange Commission. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of the officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or have caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or electronic copies, the authenticity of the originals of all documents submitted to us as copies, and the enforceability of all documents submitted to us against parties other than the Company. We have not examined the Junior Subordinated Debentures, except specimens thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

Morgan, Lewis & Bockius LLP

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

Entergy Corporation

November 7, 2025

Subject to the foregoing and the further exceptions and qualifications set forth below, we are of the opinion that the Junior Subordinated Debentures are binding obligations of the Company.

This opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We further note that the binding obligations of the Junior Subordinated Debentures may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law) and principles of public policy, including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and by the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as Exhibit 5 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement and to the references to our firm, as counsel, in the Registration Statement under the caption “Legality.” In giving the foregoing consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP